UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 16, 2014

ELECTROMED, INC.
(Exact Name of Registrant as Specified in Its Charter)

Minnesota	001-34839	41-1732920
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

500 Sixth Avenue NW
New Prague, MN 56071
(Address of Principal Executive Offices)(Zip Code)

(952) 758-9299
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement.

          On December 16, 2014, and effective December 18, 2014, the Company entered into an amendment to and renewal of its $2,500,000 line of credit with Venture Bank, which decreased the interest rate margin from 1.50% to 1.00% over the prime rate of interest as published by the Wall Street Journal. The minimum interest rate remains 4.50% per annum. The amendment also extended the maturity date of the line of credit to December 18, 2015 and added a pro-rated non-usage fee of 0.125% based on the average unused portion of the line of credit through the maturity date.

          The foregoing description of the amendment is qualified in its entirety by reference to the complete text of the Business Loan Agreement (Asset Based), dated December 18, 2014; the Rider to Business Loan Agreement (Asset Based), dated December 18, 2014; and the Change in Terms Agreement, dated December 18, 2014, copies of which are filed herewith as Exhibits 10.1, 10.2, and 10.3, respectively, and incorporated herein by reference.

Item 2.03          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

          The information set forth in response to Item 1.01 of this Form 8-K is incorporated by reference in response to this Item 2.03.

Item 9.01          Exhibits.

(a)	Financial statements: None.

(b)	Pro forma financial information: None.

(c)	Shell company transactions: None.

(d)	Exhibits:

	10.1	Business Loan Agreement (Asset Based) between the Company and Venture Bank, dated December 18, 2014.
	10.2	Rider to Business Loan Agreement (Asset Based) and Related Documents between the Company and Venture Bank, dated December 18, 2014.
	10.3	Change in Terms Agreement between the Company and Venture Bank, dated December 18, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Electromed, Inc.

Date: December 17, 2014	By	/s/ Jeremy Brock
	Name:	Jeremy Brock
	Title:	Chief Financial Officer

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

ELECTROMED, INC.
EXHIBIT INDEX TO FORM 8-K

Date of Report:	Commission File No.:
December 16, 2014	001-34839

Exhibit
Number	Description
10.1	Business Loan Agreement (Asset Based) between the Company and Venture Bank, dated December 18, 2014.
10.2	Rider to Business Loan Agreement (Asset Based) and Related Documents between the Company and Venture Bank, dated December 18, 2014.
10.3	Change in Terms Agreement between the Company and Venture Bank, dated December 18, 2014.